Exhibit 99.1
The Princeton Review Receives $60 Million Investment from
Bain Capital Ventures and Prides Capital
Michael J. Perik Named CEO
NEW YORK, New York — July 24, 2007 — The Princeton Review, Inc. (Nasdaq: REVU), a leading provider of test preparation services and educational support services, today announced that it has reached a definitive agreement with Bain Capital Ventures and Prides Capital under which the two private investors have made a $60 million of preferred stock investment in the company. The preferred stock will be convertible into common stock at $6.00 a share and for four years will accrue a six percent annual dividend.
The Princeton Review also announced that Michael J. Perik, former CEO of The Learning Company, will become the new Chief Executive Officer of the Princeton Review, effective immediately. He succeeds the company’s founder, John S. Katzman, who will remain as Executive Chairman.
“For 25 years I have had the privilege to build and lead a company that has helped millions of students in the United States and around the world improve their academic achievement,” said Katzman. “We have created an unrivalled brand in education, with market leading products and unmatched industry knowledge, thanks to our highly talented and innovative staff.
“The investments by Bain Capital Ventures and Prides Capital, and the addition of Michael Perik to the management team, are transformative events for The Princeton Review,” stated Katzman. “This transaction will materially improve the company’s balance sheet, including retiring the company’s Series B-1 Convertible Preferred Stock that had been outstanding. It will also give the company the flexibility to fully capitalize on a number of important opportunities in the industry, as we place a renewed emphasis on expanding the geographic and product footprint of our core test prep franchise.
“I am particularly pleased that Michael accepted the invitation to join our team as the new CEO,” continued Katzman. “I have had the pleasure of working in the field with Michael for five years, and I am confident that he will run a disciplined company, and will strive to ensure that delivering shareholder value and growing the company are our top priorities.”
Perik, 49, most recently served as Chairman of Houghton Mifflin Company’s Assessment Division. He was previously Chief Executive Officer of Achievement Technologies, which was sold to Houghton Mifflin in 2006. Before that, Perik was Chairman and CEO of The Learning Company.
“For a generation of American students, The Princeton Review has been synonymous with success and quality,” said Michael Krupka, a Managing Director at Bain Capital Ventures. “When you combine this level of brand awareness with the opportunities presented in areas like online learning, we are certain the company can become a major international player in the educational marketplace. I am delighted to be joining The Princeton Review board of directors along with my colleague, Jeff Crisan. We believe we can bring valuable support and experience to the plans John and Michael have formulated to move the company forward.”
“We first became investors in The Princeton Review almost three years ago, and we have closely monitored the company’s progress since that time,” said Kevin Richardson, Managing Partner, Prides Capital. “In recent months we became convinced that, by strengthening the company’s balance sheet and by making a few key additions to the management team and board, the company could begin unlocking the full potential that we believed existed when we first became investors. We are extremely pleased to become strategic partners with the company at this important time, and we believe that John’s vision, coupled with Michael’s focus, will lead to long term increases in the value of this enterprise.”
Stephen Cootey, from Prides Capital, will also join The Princeton Review board as an observer.
“I am enormously excited about working with John Katzman,” Perik said. “We have worked together on various ventures in the K-12 marketplace over the years. I have always been struck by his absolute commitment to quality in all of the services and products he provides. I am also pleased to be able to work again with Bain Capital. First at The Learning Company, then at Houghton Mifflin, and now at The Princeton Review, I have been impressed by the firm’s ability to identify market leaders and its skill at building lasting value for all the stakeholders.”
As an inducement to hiring Mr. Perik as CEO, the company granted him a stock option to purchase 1.7 million shares of the company’s common stock having an exercise price of $4.69 per share, the fair market value of the company’s common stock on the date preceding the grant. The option vests quarterly over the next four years beginning on October 31, 2007 and expires ten years from the date of grant.
J.P. Morgan Securities Inc. acted as the exclusive placement agent in this offering. Ropes and Gray represented Bain Capital Ventures, Simpson Thacher & Bartlett LLP represented Prides Capital and Mintz Levin represented The Princeton Review.
Safe Harbor Statement
All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as “believe”, “intend,” “expect,” “may,” “could,” “would,” “will,, “should,, “plan,, “project,” “contemplate,, “anticipate,” or similar statements. Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties. The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for the company’s products and services; the company’s ability to compete effectively and adjust to rapidly changing market dynamics; the timing of revenue recognition from significant contracts with schools and school districts; market acceptance of the company’s newer products and services; continued federal and state focus on assessment and remediation in K-12 education; and the other factors described under the caption “Risk Factors” in The Princeton Review’s most recent Form 10-K filed with the Securities and Exchange Commission. The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.
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About The Princeton Review
The Princeton Review (Nasdaq: REVU) is a pioneer in the world of education. Founded in 1981 and headquartered in New York City, the Company offers private tutoring and classroom and online test preparation to help students improve their scores in college and graduate school admissions tests. The Company’s free website, www.PrincetonReview.com, helps over half of university-bound student’s research, apply to, prepare for, and learn how to pay for their higher education. In addition, The Princeton Review works with school districts around the U.S. to measurably strengthen students’ academic skills by connecting ongoing assessment with professional development and instruction and by providing districts with college and career resources for both students and guidance counselors. The Company also authors more than 200 print and software titles on test preparation, college and graduate school selection and admissions, and related topics. For more information, please visit www.princetonreview.com.
About Bain Capital Ventures
Bain Capital Ventures (www.baincapitalventures.com) is the venture capital arm of Bain Capital, a leading global private investment firm with approximately $50 billion in assets under management. Formed in 2001 to focus exclusively on growth investments, Bain Capital Ventures partners with exceptional management teams in investing across all stages of a company’s growth, from seed capital through late stage growth equity and leveraged buyouts. Based in Boston, the firm continues to build upon a more than 20 year track record of Bain Capital investments that build growth companies into market leaders by providing active, engaged strategic and operational support. Bain Capital Ventures invests in the business services, consumer/media, education, healthcare, Internet, IT, retail, semiconductor, software and wireless/communications industries. Bain Capital funds have made more than 110 investments in growth companies, including such market leaders as Double Click, Fingerhut Direct Marketing, Gartner Group, Houghton Mifflin, The Learning Company, Solarwinds and Taleo.
About Prides Capital LLC
Prides Capital, based in Boston and San Francisco, specializes in strategic block, active investing in small- and micro-cap public and private companies. In partnership with its management teams, Prides seeks to create value through strategic, operational and financial assistance. For more information, please visit www.pridescapital.com.
Contacts:
The Princeton Review
Harriet Brand
(212) 874-8282 x1091
harrietb@review.com
For Bain Capital Ventures
Alex Stanton
Stanton Crenshaw Communications
(212) 780-1900
alex@stantoncrenshaw.com

For Prides Capital
Kristin Celauro
Owen Blicksilver Public Relations, Inc.
(732) 433-5200
kristin@blicksilverpr.com